Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

June 14, 2024

PennyMac Mortgage Investment Trust

PennyMac Corp.

3043 Townsgate Road

Westlake Village, California 91361

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), and PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) debt securities of the Company (“Debt Securities”);

(ii) the Company’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”);

(iii) the Company’s preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”);

(iv) warrants to purchase Common Shares or Preferred Shares (“Warrants”); and

(v) guarantees by PennyMac Corp. of Debt Securities (the “Guarantees”).

The Debt Securities, the Warrants and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1) the Debt Securities (and any related Guarantees) will be issued under the indenture, dated as of September 21, 2023, as amended or supplemented from time to time (the “Indenture”), among the Company, PennyMac Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and one or more supplements thereto or officers’ certificates thereunder; and

PennyMac Mortgage Investment Trust

PennyMac Corp.

June 14, 2024

(2) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. The Indenture, any supplemental indentures, any officers’ certificates and the Warrant Agreement and any certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the exhibits thereto, the Certificate of Incorporation, as amended, of PennyMac Corp. (the “PennyMac Corp. Certificate of Incorporation”) and the Bylaws of PennyMac Corp. (the “PennyMac Corp. Bylaws”). We have also relied upon the resolutions adopted by the board of trustees of the Company (the “PMT Board”) and the board of directors of PennyMac Corp. (the “PennyMac Corp. Board” and, together with the PMT Board, the “Boards”), in each case relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and PennyMac Corp. and others, including the Articles of Amendment and Restatement of the Company (the “Articles”) and the Second Amended and Restated Bylaws of the Company (the “PMT Bylaws”), and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. The Articles, the PMT Bylaws, the PennyMac Corp. Certificate of Incorporation and the PennyMac Corp. Bylaws are collectively referred to herein as the “Governing Documents.” As to facts relevant to the opinions expressed herein, we have relied, without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and PennyMac Corp.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offing of Debt Securities, the Debt Securities of each series covered by the Registration Statement and any related Guarantees will constitute valid and binding obligations of the Company, in the case of the Debt Securities, and PennyMac Corp., in the case of any related Guarantees, when: (i) the Registration Statement, as finally amended (including any necessary additional post-effective amendments), shall have become effective

PennyMac Mortgage Investment Trust

PennyMac Corp.

June 14, 2024

under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities and any related Guarantees shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary trust action shall have been taken by the Company in accordance with the Articles and the PMT Bylaws, and all necessary corporate action shall have been taken by PennyMac Corp. in accordance with the PennyMac Certificate of Incorporation and the PennyMac Corp. Bylaws, to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities and any related Guarantees, as applicable, as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and any related Guarantees and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities and any related Guarantees shall have been duly executed and delivered by the Company, PennyMac Corp. (if applicable) and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company and, if applicable, PennyMac Corp. (in the case of such an officers’ certificate), in each case in accordance with the provisions of the applicable Governing Documents, resolutions of each Board or a duly authorized committee thereof and the Indenture; and (v) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, and, if applicable, the notation of guarantee evidencing the related Guarantees shall have been duly executed and delivered by PennyMac Corp., all in accordance with the applicable Governing Documents, resolutions of each Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2. With respect to an offering of Warrants, such Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Shares or Preferred Shares, as the case may be, issuable upon exercise of such Warrants (the “Warrant Securities”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issuance of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the PMT Board or a duly authorized committee thereof shall have taken all necessary trust action in accordance with the Articles and PMT Bylaws and the Company shall have taken all necessary action under applicable law in connection with the authorization, creation, issuance and sale of such Warrants and the applicable Warrant Securities;

PennyMac Mortgage Investment Trust

PennyMac Corp.

June 14, 2024

(v) if the Warrant Securities are Common Shares, the PMT Board or a duly authorized committee thereof shall have taken all necessary trust action in accordance with the Articles and PMT Bylaws and the Company shall have taken all necessary action under applicable law in connection with the authorization, creation, issuance, sale and delivery of such Common Shares at a price per share in an amount not less than the par value thereof upon exercise of the Warrants; (vi) if the Warrant Securities are any series of Preferred Shares, the PMT Board or a duly authorized committee thereof shall have taken all necessary trust action in accordance with the Articles and PMT Bylaws and the Company shall have taken all necessary action under applicable law in connection with the authorization, creation, issuance, sale and delivery of such Preferred Shares at a price per share in an amount not less than the par value thereof upon exercise of the Warrants; and (vii) certificates representing such Warrants shall have been duly executed and delivered by duly authorized officers of the Company, countersigned (if applicable) by such Warrant Agent in accordance with the Warrant Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company and PennyMac Corp. of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including, without limitation, any Warrant Securities) will not (A) contravene or violate the applicable Governing Documents, resolutions adopted by the applicable Board or a duly authorized committee thereof with respect to the Company or PennyMac Corp., as applicable, the laws of the State of Maryland or the Delaware General Corporation Law (“DGCL”), as applicable, or any other law, rule or regulation applicable to the Company or

PennyMac Mortgage Investment Trust

PennyMac Corp.

June 14, 2024

PennyMac Corp., (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company or PennyMac Corp., as applicable, or any order, judgment or decree of any court or governmental authority applicable to the Company or PennyMac Corp., or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company or PennyMac Corp., as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(v) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including, without limitation, any Warrant Securities and any issuance, sale or delivery upon exercise thereof of Warrants) shall have been duly authorized and approved by the applicable Board or a duly authorized committee thereof or by duly authorized officers of the Company or PennyMac Corp., acting pursuant to authority delegated to such officers by the applicable Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the applicable Board or any duly authorized committee thereof with respect to the Company or PennyMac Corp., as applicable, the applicable Transaction Documents, the laws of the State of Maryland or the DGCL, as applicable, and any other applicable laws, rules or regulations;

(vi) the terms of such Securities will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities (including, without limitation, Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants), and the issuance, sale and delivery of such Securities will not be subject to any preemptive or other similar rights; and

(vii) the Company will have a number of authorized and unissued Common Shares and Preferred Shares sufficient to provide for the issuance of all Common Shares and Preferred Shares issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants.

We have further assumed that the Transaction Documents will be governed by and construed in accordance with the laws of the State of New York.

PennyMac Mortgage Investment Trust

PennyMac Corp.

June 14, 2024

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or PennyMac Corp. and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Various issues pertaining to Maryland law, including the validity of the Common Shares and Preferred Shares and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of that opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP